MCDONNELL INVESTMENT MANAGEMENT, LLC

CODE OF ETHICS

This Code of Ethics (“Code”) has been adopted by McDonnell Investment Management, LLC (“MIM”).

The policy of MIM is to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of MIM, or its Covered Persons, and the interests of MIM’s advisory clients (“Clients”). Federal securities laws, including the Investment Company Act of 1940 and the Investment Advisers Act of 1940 and rules thereunder, require that MIM establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of Clients might take advantage of that knowledge for their own benefit. Implementation and monitoring of these standards inevitably places some restrictions on the freedom of the investment activities of those people.

This Code of Ethics has been adopted by MIM to meet those concerns and legal requirements. Any questions about the Code or about the applicability of the Code to a personal securities transaction should be directed to the Legal/Compliance Department.

I.	DEFINITIONS

a.	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

b.	“Beneficial Interest” in a security means you have, directly or indirectly, the opportunity to profit or share in any profit derived from action in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, the rules under Section 16 of the Securities Exchange Act of 1934 will be applied to determine if you have a beneficial interest in a security (even if the security would not be within the scope of Section 16). Examples of beneficial interest are attached as Appendix A.

c.	“Covered Person” means any Employee, Officer, or Manager of MIM, except for any Non-Access Manager.

d.	“Non-Access Manager” means any person who serves on MIM’s Board of Managers but who (1) is not an employee of MIM, (2) has been designated as a Non-Access Manager by the Chief Compliance Officer (“CCO”) and (3) meets both of the following conditions:

•	such person does not have access to non-public information regarding any MIM client’s purchase or sale of securities, or non-public information regarding the portfolio holdings of any Reportable Fund; and

As of June 24, 2013

•	such person is not involved in making recommendations to MIM’s clients with respect to securities, and does not have access to such recommendations that are non-public.

Non-Access Managers are subject only to Parts II.A. through II.E. of this Code.

e.	“Reportable Funds” means any investment company (other than money market funds) that is registered under the Investment Company Act for which MIM, or any firm under common control with MIM, serves as adviser, sub-adviser, or distributor.

II.	STANDARDS OF BUSINESS CONDUCT

A.	General Prohibitions. All MIM personnel, including Non-Access Managers, must comply with all applicable federal securities laws. The Investment Company Act, Investment Advisers Act, and the rules thereunder make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by Clients to:

a.	employ any device, scheme or artifice to defraud Clients;

b.	make any untrue statement of a material fact, omit to state a material fact or in any way mislead Clients regarding a material fact;

c.	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Clients;

d.	engage in any manipulative practice with respect to Clients; or

e.	engage in any manipulative practice with respect to securities, including price manipulation.

B.	Fiduciary Duty. As a fiduciary, MIM has an affirmative duty to act solely in the best interests of its clients and to make a complete and unbiased disclosure of all material facts relating to the investment advice it provides clients, particularly in situations in which MIM’s interests may conflict with those of a client. Consistent with this duty, MIM must at all times act in its clients’ best interests, and its conduct will be measured against a higher standard of conduct than that applied generally in ordinary commercial transactions. Among the specific fiduciary obligations that MIM has are:

a.	a duty to have a reasonable, independent basis for its investment advice and recommendations;

As of June 24, 2013

b.	a duty to obtain best execution for clients’ securities transactions when the adviser is in a position to select brokers;

c.	a duty to ensure that its investment advice is suitable and appropriate given each client’s objectives, needs, and circumstances;

d.	a duty to refrain from entering into transactions, including personal securities transactions, that are inconsistent with client interests; and

e.	an obligation to be loyal to its clients.

C.	Insider Trading. MIM personnel are forbidden to buy or sell any security, either personally or on behalf of others, while either MIM or the employee is in possession of material, non-public information (inside information) concerning the security or the issuer. A violation of MIM’s insider trading policies may result in criminal and civil penalties, including imprisonment and substantial fines. An employee aware of or in possession of inside information must report it immediately to the CCO. Employees should refer to the Insider Information and Ethical Wall Policy of MIM’s Compliance Manual or consult the Legal/Compliance Department for further information.

D.	Confidentiality. There is a basic fiduciary premise that information concerning the identity of security holdings and financial circumstances of clients is confidential. MIM personnel are prohibited from disclosing to persons outside the firm any non-public information about any client, the securities investments made by the firm on behalf of a client, information about contemplated securities transactions, or information regarding the firm’s trading strategies, except as required to effectuate securities transactions on behalf of a client.

E.	Regulation S-P. In most jurisdictions, laws and regulations govern MIM’s collection and use of personal information about clients and employees, including the disclosure of such information by MIM to business partners and other third parties. In particular, Federal Regulation S-P (“Reg S-P”) protects “consumers” and “customers” (as defined in Reg S-P) from an investment adviser or investment company disclosing their “non-public personal information” to persons unaffiliated with such adviser or investment company without their knowledge or consent. Employees should refer to the Privacy Procedures in MIM’s Compliance Manual or consult the Legal/Compliance Department for further information.

As of June 24, 2013

F.	Personal Securities Transactions. The Code regulates personal securities transactions as a part of the effort by MIM to detect and prevent conduct that might violate the general prohibitions outlined above. A personal securities transaction is a transaction in a security in which a Covered Person has a beneficial interest. “Security” is interpreted very broadly for this purpose, and includes any right to acquire any security (an option or warrant, for example).

In any situation where the potential for conflict exists, transactions for Clients must take precedence over any personal transaction. Covered Persons owe a duty to Clients to conduct their personal securities transactions in a manner that does not interfere with Clients’ portfolio transactions or otherwise take inappropriate advantage of their relationship to Clients. Personal securities transactions must comply with the Code and should avoid any actual or potential conflict of interest between your interests and Clients’ interests. Situations not specifically governed by this Code will be resolved in light of this general principle.

G.	Political Contributions. Rule 206(4)-5 of the Advisers Act, also known as the “Pay to Play Rule” imposes a two-year compensation ban for advisers if the adviser or its “covered associate” makes certain political contributions to an “official” of a government entity client. “Pay to play” refers to the practice of making contributions to elected officials to attempt to influence the awarding of contracts to manage public pension plan assets and other government investment accounts. Employees are required to preclear all political contributions including spouses and those who are in their household. Employees should refer to the Political Contribution Procedures in MIM’s Compliance Manual or consult the Legal/Compliance Department for further information.

H.	Other Restrictions. The Code also regulates certain other conduct that conflicts, potentially conflicts or raises the appearance of an actual conflict with the interests of Clients, as a part of the effort by MIM to detect and prevent conduct that might violate the policy of MIM regarding conflict of interests or the general prohibitions outlined above.

III.	RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

A.	No Transactions with Clients. No Covered Person shall knowingly sell to or purchase from a Client any security or other property, except securities issued by that Client.

B.	No Conflicting Transactions / Pending Client Orders. No Covered Person shall purchase or sell a security on a day during which a Client has a pending purchase or sale order in that same security (excluding securities which do not require preclearance).

As of June 24, 2013

C.	Holding Period. All reportable trades, including short sales and permissible option trades, are subject to a 60-day holding period from the trade date, except that a security held for at least 30 days may be sold at a loss or no gain. Any profits realized on trades executed within the 60-day holding period shall be disgorged to the Client, if applicable, or a charitable organization as approved by the CCO. The holding period restriction requires a waiting period of 60 days prior to the execution of a trade in the opposite direction (i.e., a buy followed by a sale, or a sale followed by a buy).

D.	Limit Orders. No Covered Person shall enter into limit orders that extend beyond the date that preclearance was obtained (i.e., one day).

E.	Private Placements. All Covered Persons are prohibited from purchasing a security in a private placement or any other offering exempt from registration under the Securities Act of 1933, as amended, unless they have obtained prior written approval (via the Private Security Transaction Questionnaire) from the CCO;

Provided, that in determining whether to grant permission for such private placement, the CCO shall consider, among other things, whether such investment opportunity should be reserved for clients of MIM, and whether such transaction is being offered to the person because of his or her position with MIM;

Provided further, that any such Covered Person who has received such permission shall be required to disclose such an investment when participating in any subsequent consideration of such security for purchase or sale by clients of MIM, and that the decision to purchase or sell such security should be made by persons with no personal direct or indirect interest in the security.

F.	Public Offerings. All Covered Persons are prohibited from purchasing securities during an initial or secondary public offering.

G.	“Black-Out Period”. All Covered Persons may not buy or sell a security within 7 calendar days before or after any Client, over which MIM exercises investment discretion, trades in such security.

H.	Short Selling. All Covered Persons are prohibited from short selling any security, whether or not it is held in a MIM client portfolio, except that short selling against broad market indexes and “against the box” are permitted.

I.	Market Capitalization Exception. Covered Persons may transact in equity securities (common, ADR’s and preferred) that have a market capitalization of greater than $5 billion without preclearance. In addition, equity securities with a market capitalization of greater than $5 billion are not subject to the “Black-Out Period” and “Limit Orders” provisions of the Code. Note: The “Holding Period” of 60 days and “Short Selling” provisions of the Code still apply to equity transactions which are not required to be precleared.

As of June 24, 2013

J.	Restricted List Securities. Covered persons are prohibited from trading any security which is listed on the Firm Wide Restricted List. The Firm Wide Restricted List can be found at: S:\Public\Compliance.

IV.	TRANSACTION PRECLEARANCE REQUIREMENTS

The preclearance requirements for each security type are listed in the chart below. All precleared personal securities transactions must be executed within the same business day after preclearance, otherwise the preclearance will expire and the request must be made again. Important: For securities that do not require preclearance, restrictions as noted in Section III still apply unless specifically noted.

Security Type	Preclearance Required?
Equity Securities and Options on Such Securities (Common, ADR’s, and Preferred Stock) – where the underlying issuer has greater than $ 5 billion in market capitalization	No
Equity Securities and Options on Such Securities (Common, ADR’s, and Preferred Stock) – where the underlying issuer has less than $ 5 billion in market capitalization	Yes
Exchange Traded Funds	No
Closed End Funds	No
Open Ended Mutual Funds	No
Unit Investment Trusts	No
US Agencies	Yes
Corporate Bonds	Yes
Municipal Bonds	Yes
Mortgage Backed /Asset Backed Securities	Yes
Direct Obligations of the US Government	No
Variable Annuities	No

As of June 24, 2013

Listed index options and futures	No
Money Market Instruments (Certificates of Deposits, Time Deposits, Banker’s Acceptances, Repurchase Agreements)	No
*Automatic Investment Plans and Dividend Reinvestment Plans (DRIPs)	No
Private Placements	Yes
Restricted List Securities	Prohibited
New Issues and Secondary Offerings	Prohibited
Initial Public Offerings (IPO’s)	Prohibited
Short Sales	Prohibited

For the preclearance requirements of any security which is not listed on the chart above, please contact the Legal/Compliance Department.

*	Initial subscriptions to automatic investment plans and redemptions of dividend reinvestment plans are required to be precleared (subject to market capitalization exemptions).

V.	OTHER EXEMPT TRANSACTIONS

The provisions of this Code are intended to restrict the personal investment activities of Covered Persons only to the extent necessary to accomplish the purposes of the Code. Therefore, the provisions of Section III (Restrictions on Personal Securities Transactions) and Section IV (Transaction Preclearance Requirements) of this Code shall not apply to:

A.	Purchases or sales effected in any account over which the Covered Persons have no direct or indirect influence or control;

B.	Purchases or sales in any account (including an investment advisory account, trust account or other account) of such Covered Person (either alone or with others) over which a person other than the Covered Person (including an investment adviser or trustee) exercises investment discretion if:

•	the Covered Person does not know of the proposed transaction until after the transaction has been executed;

•	the Covered Person previously has identified the account to MIM and has affirmed to MIM that (in some if not all cases) he or she does not know of proposed transactions in that account until after they are executed.

As of June 24, 2013

This exclusion from the preclearance requirement is based upon the Covered Person not having knowledge of any transaction until after that transaction is executed. Therefore, notwithstanding this general exclusion, if the Covered Person becomes aware of any transaction in such investment advisory account before it is executed, the Covered Person must seek preclearance of that transaction before it is executed.

C.	Certain qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code of 1986, (“529 Plans”) where MIM or a control affiliate does not manage, distribute, market or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan that is a college savings plan.

D.	Certain corporate actions—any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

E.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

F.	Purchases or sales which receive prior approval because they are not inconsistent with this Code or the provisions of Rule 17j-l(a) under the Investment Company Act.

VI.	COMPLIANCE PROCEDURES

A.	Execution of Personal Securities Transactions. All personal securities transactions by Covered Persons must be conducted through brokerage accounts that have been identified to MIM. Each such brokerage account must be set up to deliver duplicate copies of all confirmations and statements to MIM. No exceptions to this policy will be made.

B.	Preclearance MIM has implemented a web based personal trading application, PTCC, in order to facilitate the preclearance requests and required Code of Ethics certifications.

1.	All Covered Persons must preclear their transactions by submitting a Trade Authorization Request via PTCC;

As of June 24, 2013

2.	The Legal/Compliance Department shall verify whether the purchase or sale of any security is in compliance with the Code and shall preclear any such transaction if it does not violate the Code;

3.	The Legal/Compliance Department shall grant their approval via PTCC;

4.	The Legal/Compliance Department shall maintain all records of the request and any approval/denials via PTCC; and

5.	The Legal/Compliance Department shall review all Covered Person duplicate confirmations and statements (whether electronically via PTCC or by hardcopy) to verify that all personal securities transactions have been properly precleared.

VII.	REPORTING AND DISCLOSURE OF PERSONAL HOLDINGS AND TRANSACTIONS

A.	Disclosure of Personal Holdings. Each Covered Person shall disclose his or her personal securities holdings no later than ten (10) days after commencement of employment with MIM via PTCC, and annually thereafter via PTCC as of December 31 of each year.[1] Annual reports shall be delivered to MIM no later than January 30 of the following year.

Security Type	Initial and Annual Holdings Disclosure Required?
Equity Securities
Equity Securities and Options on Such Securities (Common, ADR’s, and Preferred Stock) – where the underlying issuer has greater than $ 5 billion in market capitalization	Yes
Equity Securities and Options on Such Securities (Common, ADR’s, and Preferred Stock) – where the underlying issuer has less than $ 5 billion in market capitalization	Yes
Exchange Traded Funds	Yes

[1]	the information must be current as of a date no more than 45 days prior to the date the person becomes an employee or, for annual reports, no more than 45 days before the report is submitted.

As of June 24, 2013

Closed End Funds	Yes
Open Ended Mutual Funds (other than Reportable Funds)	No
Reportable Funds	Yes *Holdings Disclosure Forms are located at Appendix B
Unit Investment Trusts	Yes
Fixed Income Securities
US Agencies	Yes
Corporate Bonds	Yes
Municipal Bonds	Yes
Mortgage Backed /Asset Backed Securities	Yes
Direct Obligations of the US Government	No
Other
Variable Annuities	No
Listed index options and futures	Yes
Money Market Instruments (Certificates of Deposits, Time Deposits, Banker’s Acceptances, Repurchase Agreements)	No
Automatic Investment Plans, including automatic 401(k) plan investments, and Dividend Reinvestment Plans (DRIPs)	Yes
Private Placements	Yes

B.	Reporting Personal Securities Transactions.

1.	Each Covered Person shall (i) identify to MIM any brokerage or other account in which the person has a beneficial interest and (ii) instruct the broker or custodian to deliver to MIM duplicate confirmations of all transactions and duplicate account statements.

As of June 24, 2013

2.	Each Covered Person shall report all personal securities transactions during a quarter to MIM no later than thirty (30) days after the end of the quarter.

Quarterly transaction reports shall include the following information:

For each transaction:

•	the date of the transaction;

•	title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security involved;

•	the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition);

•	the price at which the transaction was effected;

•	the name of the broker, dealer or bank with or through which the transaction was effected; and

•	the date the report is submitted.

In addition, for each account established during the quarter in which securities are held for the benefit of a person, the quarterly report shall include:

•	the name of the broker, dealer or bank with whom the account was established;

•	the date the account was established; and

•	the date the report is submitted.

C.	Reports may be in any form. Quarterly transaction reports filed pursuant to Section VII (B)(2) of this Code may be reported via PTCC or in any form (including copies of confirmations or account statements) that includes the information required by Section VII (B)(2).

Any personal securities transaction which for any reason does not appear in the trading or brokerage records described above shall be reported as required by Section VII (B)(2) of this Code.

As of June 24, 2013

Security Type	Quarterly Transaction Reporting Required?
Equity Securities
Equity Securities and Options on Such Securities (Common, ADR’s, and Preferred Stock) – where the underlying issuer has greater than $ 5 billion in market capitalization	Yes
Equity Securities and Options on Such Securities (Common, ADR’s, and Preferred Stock) – where the underlying issuer has less than $ 5 billion in market capitalization	Yes
Exchange Traded Funds	Yes
Closed End Funds	Yes
Open Ended Mutual Funds (other than Reportable Funds)	No
Reportable Funds	Yes *Transaction Disclosure Forms are located at Appendix B
Unit Investment Trusts	Yes
Fixed Income Securities
US Agencies	Yes
Corporate Bonds	Yes
Municipal Bonds	Yes
Mortgage Backed /Asset Backed Securities	Yes
Direct Obligations of the US Government	No
Other
Variable Annuities	No
Listed index options and futures	Yes
Money Market Instruments (Certificates of Deposits, Time Deposits, Banker’s Acceptances, Repurchase Agreements)	No
Automatic Investment Plans, including automatic 401k plan investments, and Dividend Reinvestment Plans (DRIPs)	No
Private Placements	Yes

As of June 24, 2013

D.	Monitoring of Transactions. The CCO, or his designee, will review the holdings and transaction reports filed and monitor the trading patterns of Covered Persons.

E.	Certification of Compliance. Each Covered Person is required to certify annually that he or she has disclosed all reportable holdings required to be disclosed or reported under the Code. To accomplish this, an annual holdings certification shall be distributed via PTCC.

In addition, on a quarterly basis, each Covered Person is required to complete a Quarterly Affirmation of Compliance in which he or she certifies that they have reported all personal securities transactions and/or investment accounts required to be disclosed or reported under the Code via PTCC no later than the 30th calendar day following the end of the quarter.

Also, whenever there is a material Amendment to the Code, each Covered Person is required to submit an acknowledgement via PTCC that they have received, read, and understood the amendments to the Code.

F.	Review by the Boards of Directors/Trustees of Investment Company Clients.

Where required, MIM shall prepare an Annual Issues and Certification Report to the boards of Directors/Trustees of investment company Clients that:

1.	summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

2.	describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

3.	certifies that MIM has adopted procedures reasonably necessary to prevent violations of the Code; and

4.	identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

As of June 24, 2013

G.	Reporting Misconduct. If you believe you may have violated any laws, this Code of Ethics, or other standards of conduct adopted by MIM, you are expected to report it to MIM immediately. In addition, if you observe or become aware of any illegal or improper conduct on the part of another employee or a consultant, supplier, client, counterparty or other third party, you should communicate that information to your direct supervisor and, if appropriate or necessary, to a more senior manager or the General Counsel, to make certain the situation will be addressed. All violations, or allegations of violations, of this Code must be reported to the CCO.

VIII.	GIFT AND ENTERTAINMENT

A.	Accepting Gifts. No Covered Person may accept any gift or other thing of more than a $100 value, per calendar year, from any person or entity that does business with or on behalf of MIM, or seeks to do business with or on behalf of MIM. Gifts in excess of this value must either be returned to the donor or paid for by the recipient. It is not the intent of the Code to prohibit the everyday courtesies of business life. Therefore, excluded from this prohibition is an occasional meal, ticket to a theater, entertainment, or sporting event that is an incidental part of a meeting that has a clear business purpose. However, any entertainment event provided to a Covered Person where the host is not in attendance is treated as a gift and is subject to the aforementioned $100 limit. The receipt of cash gifts is absolutely prohibited.

B.	Solicitation of Gifts. Covered Persons may not solicit gifts or gratuities.

C.	Giving Gifts. In general, no Covered Person may give any gift or other thing of more than a $100 value, per calendar year, from any person or entity that does business with or on behalf of MIM, or seeks to do business with or on behalf of MIM. Gifts in excess of this $100 must be approved in writing by the Covered Person’s Supervisor and the Legal/Compliance Department. Again, it is not the intent of the Code to prohibit reasonable or customary meals and entertainment with a bona fide business purpose. However, frequent or extravagant entertainment with the same party is not covered by this exception. Any entertainment where a MIM employee is not in attendance is treated as a gift and is subject to the aforementioned $100 limit. Cash gifts are absolutely prohibited.

D.	Gift Reporting. Covered Persons must report all gifts, whether given or received, valued at $25 or more to the Legal/Compliance Department on a quarterly basis. If the exact amount of the gift is not known, you must make a good faith estimate of the item’s fair market value. In circumstances where a gift received was shared among a group (i.e. gift baskets), the amount of the gift may be prorated among those with whom it was shared.

As of June 24, 2013

E.	Gifts in Connection with Labor Organizations. The Labor-Management Reporting and Disclosure Act (LMRDA) requires MIM to file an annual report when employees make payments to Taft-Hartley union officials or union employees in excess of $250 on form LM-10. Payments are identified broadly to include meals, travel expenses and reimbursements, gifts, tickets, products or services, social events, fees paid to union sponsored events, and payments to charities including payments made from your personal funds. The LM-10 must be signed by the President and Treasurer under penalty of perjury. Criminal and/or monetary penalties may apply for false filings or failure to file. In order to maintain accurate tracking of payments to Taft-Hartley union officials or union employees, MIM employees are required to provide sufficient information regarding the names and titles of the union officials/employees and a description of the nature and value of the gift or entertainment in order for the firm to satisfy its regulatory filing requirement.

F.	Entertainment Reporting. Covered Persons must report all entertainment, from any person or entity that does business with or on behalf of MIM, or seeks to do business with or on behalf of MIM to the Legal/Compliance Department on a quarterly basis. This policy applies to entertainment provided or received and the information required to be reported includes: the event, individual/entity which provided the entertainment, the persons being entertained, and the approximate value of the entertainment. Reportable entertainment also includes situations whereby MIM participates in entertainment in relation to the monitoring of a particular company for investment or research purposes.

On a quarterly basis, Covered Persons are required to affirm that they have reported gifts given or received and entertainment provided or received in accordance with the Code of Ethics.

IX.	OUTSIDE BUSINESS ACTIVITIES

No Covered Person may become an officer, director or employee of a company not affiliated with MIM, or otherwise engage in outside business activities without receiving prior written approval from the Legal/Compliance Department via the Outside Business Activity Questionnaire. Failure to obtain such approval may subject MIM to regulatory penalties and civil liability and you to disciplinary action, up to and including termination of employment. Activities on behalf of trade associations are not included in this prohibition. In no event may you participate in any outside activity that interferes with your duties at MIM.

Covered Persons are required to request and receive written approval from their supervisor and the CCO (or the CCO’s designee), before they may: (1) engage in any business other than that of MIM; (2) accept employment or compensation from any person or organization other than MIM; (3) serve as an officer, director, member, partner, or employee of a business organization other than MIM; or (4) except as provided below, own any stock or have any financial interest, directly or indirectly, in any other business organization.

As of June 24, 2013

Also, note that involvement in an outside business activity that begins permissibly may evolve into a violation of applicable laws and regulations if the nature or scope of that business or participation changes. Covered Persons should notify the Legal/Compliance Department promptly of any changes to the business plan or business lines of the outside business activity or of any changes in participation.

On an annual basis, Covered Persons are required to affirm via PTCC that they have reported and received approval for all Outside Business Activities in accordance with this policy.

X.	EXCEPTIONS

A.	Notwithstanding the foregoing, the CCO, or his designee, in keeping with the general principles and objectives of this Code, may refuse to grant clearance of a personal securities transaction in their sole discretion without being required to specify any reason for the refusal.

B.	Other persons that are not full time employees of MIM (such as independent contractors, consultants, temporary employees, interns, and individuals engaged through a temporary staffing agency) will be reviewed on a case by case basis to determine if they have access to client investment transactions and recommendations. If it is determined by the CCO that they do have such access, the person will:

a.	Be subject to the reporting requirements as noted in Section VII (Reporting and Disclosure of Personal Holdings and Transactions), Item B (Reporting Personal Securities Transactions) of this Code from the time in which the consulting arrangement, temporary employment, or internship began.

b.	Be subject to the restrictions on Personal Securities Transactions as noted in Section III, (Restrictions on Personal Securities Transactions), and the preclearance requirements as noted in Section IV (Transaction Preclearance Requirements), of this Code after six months from the commencement of the consulting arrangement, temporary employment, or internship.

The CCO may grant exceptions to this policy based upon his or her determination of specific circumstances. The CCO may also in his or her determination, subject the consultant, temporary employee or intern to all or only a portion of the provisions of this Code at the commencement of the consulting arrangement, temporary employment or internship based upon specific circumstances.

As of June 24, 2013

C.	Upon proper request by a Covered Person, the Chief Executive Officer (“CEO”), or his designee, will consider for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such Covered Person. The CCO will in his/her sole discretion determine whether the request is appropriate for consideration by the CEO. The decision regarding such relief or exemption is within the sole discretion of the CEO.

XI.	CONSEQUENCES FOR FAILURE TO COMPLY WITH THE CODE

Compliance with this Code of Ethics is a condition of employment by and membership of MIM. Taking into consideration all relevant circumstances, MIM will determine what action is appropriate for any breach of the provisions of the Code. Possible actions include letters of sanction, financial penalty, suspension, termination of employment, or removal from office, or in serious cases, referral to law enforcement or regulatory authorities.

Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by MIM to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.

XII.	RETENTION OF RECORDS

MIM shall maintain the records listed below for a period of five years at MIM’s principal place of business in an easily accessible place:

A.	A list of all Covered Persons during the period;

B.	Electronic certification by all Covered Persons acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

C.	A copy of each code of ethics that has been in effect at any time during the period;

D.	Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

E.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred; and

F.	A record of any decision and supporting reasons for approving the acquisition of securities by Covered Persons in limited offerings.

Adopted effective: June 24, 2013

As of June 24, 2013

Appendix A — Examples of Beneficial Ownership

For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

•	securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

•	securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

•	securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

•	securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

•	securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

•	securities held by a personal holding company controlled by you alone or jointly with others;

•	securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

•	securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will not be deemed to have beneficial ownership of securities in the following situations:

•	securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership’s portfolio; and

•	securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to the Legal/Compliance Department.

As of June 24, 2013

Appendix B

McDonnell Investment Management, LLC

Transaction Reporting Form—Reportable Funds

Print Name:

Reporting Date:

I represent that:

1.	I have effected the following transactions in the securities indicated below for my own account or other account in which I have a beneficial interest. I affirm that these transactions are not based on any material, non-public information, and I am not aware of any facts suggesting that these transactions represent potential conflicts of interest.

2.	Prior to reporting transactions, I have reviewed the Reportable Fund list for the applicable quarter.

3.	I have reviewed and am in compliance with the holding period requirements for the securities listed below.

Account Name/ Number	Firm where account is held	Trade Date	Name of Fund	Ticker	B/S	Number of Shares	Principal Amount

If more space is needed, you may submit multiple forms to Compliance.

         I have no Reportable Fund transactions that I am required to report.

Signature	Date

As of June 24, 2013

Appendix B

McDonnell Investment Management, LLC

Initial Holdings Reporting Form—Reportable Funds

Print Name:

Reporting Date:

I represent that:

1.	I have reviewed the Reportable Fund list for the applicable reporting period.

2.	I have reviewed all accounts in which I have a beneficial interest, including those that are not otherwise reportable.

3.	I have reviewed and am in compliance with the holding period requirements for the securities listed below.

Account Name/ Number	Firm where account is held	Name of Fund	Ticker	Number of Shares	Principal Amount

If more space is needed, you may submit multiple forms to Compliance.

         I have no Reportable Fund holdings that I am required to report.

Signature	Date

As of June 24, 2013

Appendix B

McDonnell Investment Management, LLC

Annual Holdings Reporting Form—Reportable Funds

Print Name:

Reporting Date:

I represent that:

1.	I have reviewed the Reportable Fund list for the applicable reporting period.

2.	I have reviewed all accounts in which I have a beneficial interest, including those that are not otherwise reportable.

3.	I have reviewed and am in compliance with the holding period requirements for the securities listed below.

Account Name/ Number	Firm where account is held	Name of Fund	Ticker	Number of Shares	Principal Amount

If more space is needed, you may submit multiple forms to Compliance.

         I have no Reportable Fund holdings that I am required to report.

Signature	Date

As of June 24, 2013